Exhibit 99.1

R1 RCM Reports Fourth Quarter and Full Year 2019 Results
CHICAGO - February 20, 2020 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-enabled revenue cycle management services to healthcare providers, today announced results for the three months and year ended December 31, 2019.
Fourth Quarter 2019 Results:

•	Revenue of $314.0 million, up $51.1 million and 19.4% compared to the same period last year

•	GAAP net income of $7.8 million, compared to GAAP net loss of $5.7 million in the same period last year

•	Adjusted EBITDA of $45.1 million, up $18.0 million compared to the same period last year
Full Year 2019 Results:

•	Revenue of $1,186.1 million, up $317.6 million and 36.6% compared to 2018

•	GAAP net income of $12.0 million, compared to GAAP net loss of $45.3 million in 2018

•	Adjusted EBITDA of $168.0 million, up $111.0 million compared to 2018
“2019 was an excellent year for R1. We added $4.1 billion in new net patient revenue under management from a diverse customer base, and our continued focus on operational execution drove meaningful bottom-line growth. At the same time, we made significant investments in technology and mobilized our physician offering to capture the market opportunity ahead of us,” said Joe Flanagan, President and Chief Executive Officer of R1. “We enter 2020 with good momentum across the business. Market demand for our offerings continues to grow, and the investments we are making in expanding our functionality and capabilities continue to improve our competitive position and extend our lead in the market.”
“We generated significant earnings growth in 2019, driven by solid execution across our contracted book of business,” added Rick Evans, Interim Chief Financial Officer and Chief Accounting Officer. “We remain focused on operational execution to deliver on our financial goals for 2020, while making investments to drive growth beyond 2020.”

2020 Outlook
For 2020, R1 expects to generate:

•	Revenue of between $1,300 million and $1,400 million

•	GAAP operating income of $145 million to $165 million

•	Adjusted EBITDA of $260 million to $275 million
Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 866-393-4306 (734-385-2616 outside the U.S. and Canada) using conference code number 4276889. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, expense arising from debt extinguishment, strategic initiatives costs, transitioned employee restructuring expense, digital transformation office expenses, and certain other items. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash.
Our board and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.

Tables 4 through 9 present a reconciliation of GAAP financial measures to non-GAAP financial measures, including adjusted EBITDA. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the expected timing of onboarding new business deployment, our ability to integrate acquired businesses as planned and to realize the expected benefits from acquisitions, our ability to successfully deliver on our commitments to our customers, fluctuations in our results of operations and cash flows, and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018, our quarterly reports on Form 10-Q and any other periodic reports that the Company files with the Securities and Exchange Commission.
About R1 RCM
R1 RCM is a leading provider of technology-enabled RCM services which transform and solve revenue cycle performance challenges across hospitals, health systems and group physician practices. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.

Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Media Relations:
Natalie Joslin
678.585.1206
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$92.0	$62.8
Current portion of restricted cash equivalents	—	1.8
Accounts receivable, net	52.3	42.2
Accounts receivable, net - related party	30.8	55.2
Prepaid expenses and other current assets	41.6	34.8
Total current assets	216.7	196.8
Property, equipment and software, net	116.9	95.2
Operating lease right-of-use assets	77.9	—
Intangible assets, net	164.7	180.5
Goodwill	253.2	254.8
Non-current deferred tax assets	64.2	57.5
Non-current portion of restricted cash equivalents	0.5	0.5
Other assets	35.0	22.2
Total assets	$929.1	$807.5

Liabilities
Current liabilities:
Accounts payable	$20.2	$9.9
Current portion of customer liabilities	14.0	14.7
Current portion of customer liabilities - related party	34.1	51.1
Accrued compensation and benefits	95.1	77.0
Current portion of operating lease liabilities	12.8	—
Current portion of long-term debt	16.3	2.7
Other accrued expenses	40.0	40.8
Total current liabilities	232.5	196.2
Non-current portion of customer liabilities - related party	18.6	17.7
Non-current portion of operating lease liabilities	82.7	—
Long-term debt	337.7	251.0
Long-term debt - related party	—	105.0
Other non-current liabilities	10.4	22.9
Total liabilities	681.9	592.8

Preferred stock	229.1	208.4
Stockholders’ equity:
Common stock	1.3	1.2
Additional paid-in capital	372.7	361.0
Accumulated deficit	(277.8)	(289.8)
Accumulated other comprehensive loss	(4.5)	(3.5)
Treasury stock	(73.6)	(62.6)
Total stockholders’ equity	18.1	6.3
Total liabilities and stockholders’ equity	$929.1	$807.5

Table 2
R1 RCM Inc.
Consolidated Statements of Operations
(In millions, except share and per share data)

	(Unaudited)	(Unaudited)	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net operating fees	$276.6	$230.8	$1,037.4	$760.2
Incentive fees	14.3	11.5	56.2	38.3
Other	23.1	20.6	92.5	70.0
Net services revenue	314.0	262.9	1,186.1	868.5
Operating expenses:
Cost of services	262.6	222.7	987.8	770.6
Selling, general and administrative	27.8	28.8	104.4	97.9
Other	9.3	7.5	36.2	30.4
Total operating expenses	299.7	259.0	1,128.4	898.9
Income (loss) from operations	14.3	3.9	57.7	(30.4)
Loss on debt extinguishment	—	—	18.8	—
Net interest expense	4.0	10.7	29.1	26.3
Income (loss) before income tax provision (benefit)	10.3	(6.8)	9.8	(56.7)
Income tax provision (benefit)	2.5	(1.1)	(2.2)	(11.4)
Net income (loss)	$7.8	$(5.7)	$12.0	$(45.3)

Net income (loss) per common share:
Basic	$0.01	$(0.10)	$(0.08)	$(0.60)
Diluted	$0.01	$(0.10)	$(0.08)	$(0.60)
Weighted average shares used in calculating net income (loss) per common share:
Basic	112,954,725	109,299,653	111,505,993	108,175,159
Diluted	168,857,622	109,299,653	111,505,993	108,175,159

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows
(In millions)
	(Unaudited)
	Year Ended December 31,
	2019	2018
Operating activities
Net income (loss)	$12.0	$(45.3)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	55.7	38.8
Amortization of debt issuance costs	1.6	1.5
Share-based compensation	18.6	18.4
Loss on disposal	0.1	0.4
Loss on debt extinguishment	18.8	—
Provision for doubtful receivables	2.9	0.8
Deferred income taxes	(5.1)	(14.0)
Non-cash lease expense	11.4	—
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	11.5	(39.1)
Prepaid expenses and other assets	(17.9)	(17.0)
Accounts payable	9.9	(3.0)
Accrued compensation and benefits	18.2	31.9
Lease liabilities	(11.8)	—
Other liabilities	4.8	9.8
Customer liabilities and customer liabilities - related party	(16.8)	35.1
Net cash provided by operating activities	113.9	18.3
Investing activities
Purchases of property, equipment, and software	(61.0)	(33.5)
Acquisition of Intermedix, net of cash acquired	—	(462.8)
Net cash used in investing activities	(61.0)	(496.3)
Financing activities
Issuance of senior secured debt, net of discount and issuance costs	321.8	253.1
Issuance of subordinated notes, net of discount and issuance costs	—	105.5
Borrowings on revolver	60.0	—
Payment of debt issuance costs	—	(0.4)
Repayment of senior secured debt	(276.8)	(1.3)
Repayment of subordinated notes and prepayment penalty	(112.2)	—
Repayments on revolver	(20.0)	—
Issuance of common stock and stock warrants, net of issuance costs	—	19.2
Exercise of vested stock options	13.7	4.3
Shares withheld for taxes	(11.0)	(3.0)
Finance lease payments	(0.8)	—
Net cash (used in) provided by financing activities	(25.3)	377.4
Effect of exchange rate changes in cash	(0.2)	(0.7)
Net increase (decrease) in cash, cash equivalents, and restricted cash	27.4	(101.3)
Cash, cash equivalents, and restricted cash at beginning of period	65.1	166.4
Cash, cash equivalents, and restricted cash at end of period	$92.5	$65.1

Table 4
R1 RCM Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended December 31,		2019 vs. 2018 Change		Year Ended December 31,		2019 vs. 2018 Change
	2019	2018	Amount	%	2019	2018	Amount	%
Net income (loss)	$7.8	$(5.7)	$13.5	237%	$12.0	$(45.3)	$57.3	126%
Net interest expense	4.0	10.7	(6.7)	(63)%	29.1	26.3	2.8	11%
Income tax provision (benefit)	2.5	(1.1)	3.6	327%	(2.2)	(11.4)	9.2	(81)%
Depreciation and amortization expense	15.8	11.2	4.6	41%	55.7	38.8	16.9	44%
Share-based compensation expense	5.7	4.5	1.2	27%	18.4	18.2	0.2	1%
Loss on debt extinguishment (1)	—	—	—	—%	18.8	—	18.8	100%
Other (2)	9.3	7.5	1.8	24%	36.2	30.4	5.8	19%
Adjusted EBITDA (non-GAAP)	$45.1	$27.1	$18.0	66%	$168.0	$57.0	$111.0	195%

(1) Loss on debt extinguishment represents the loss associated with the repayment of the credit agreement and subordinated notes in June 2019.
(2) Other costs are comprised of strategic initiatives costs, transitioned employee restructuring expense, Digital Transformation Office expenses, and certain other costs.

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of services	$262.6	$222.7	$987.8	$770.6
Less:
Share-based compensation expense	1.8	1.4	6.1	5.8
Depreciation and amortization expense	14.5	10.0	51.7	33.1
Non-GAAP cost of services	$246.3	$211.3	$930.0	$731.7

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Selling, general and administrative	$27.8	$28.8	$104.4	$97.9
Less:
Share-based compensation expense	3.9	3.1	12.3	12.4
Depreciation and amortization expense	1.3	1.2	4.0	5.7
Non-GAAP selling, general and administrative	$22.6	$24.5	$88.1	$79.8

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net operating fees	$276.6	$230.8	$1,037.4	$760.2
Incentive fees	14.3	11.5	56.2	38.3
Other	23.1	20.6	92.5	70.0
Net services revenue	314.0	262.9	1,186.1	868.5

Operating expenses:
Cost of services (non-GAAP)	246.3	211.3	930.0	731.7
Selling, general and administrative (non-GAAP)	22.6	24.5	88.1	79.8
Sub-total	268.9	235.8	1,018.1	811.5

Adjusted EBITDA	$45.1	$27.1	$168.0	$57.0

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to Non-GAAP Adjusted EBITDA Guidance (Unaudited)
(In millions)

	2020	2021
GAAP Operating Income Guidance	$145-165	$205-225
Plus:
Depreciation and amortization expense	$65-75	$75-85
Share-based compensation expense	$20-25	$20-25
Strategic initiatives, severance and other costs	$25-30	$20-25
Adjusted EBITDA Guidance	$260-275	$320-340

Table 9
R1 RCM Inc.
Reconciliation of Total Debt to Net Debt (Unaudited)
(In millions)

	December 31,	December 31,
	2019	2018
Senior Revolver	$40.0	$—
Senior Term Loan	316.9	268.7
Notes (primarily with related parties)	—	110.0
Total debt	356.9	378.7

Less:
Cash and cash equivalents	92.0	62.8
Current portion of restricted cash	—	1.8
Non-current portion of restricted cash	0.5	0.5
Net Debt	$264.4	$313.6